EXHIBIT 99
Pall Corporation Earnings Up Over 40%
Sales Increase 10%
May 31, 2007 (EAST HILLS, NY) — Pall Corporation (NYSE: PLL — News) today reported sales and earnings results for the third quarter ended April 30, 2007.
Sales for the quarter were $559.3 million, up 9.7% compared with the third quarter last year. Diluted earnings per share (“EPS”) were $0.54, up from $0.20 a year ago. Net earnings were $67.1 million compared to $25.2 million a year ago. EPS on a pro forma basis were $0.53 per share as compared to $0.37 per share in the same quarter last year.
For the nine months ended April 30, 2007, sales were $1.6 billion, an increase of 13% over the prior year. Net earnings were $147.3 million, or $1.18 per share compared to $0.66 last year. EPS on a pro forma basis, excluding items principally related to the Company’s cost reduction initiatives and favorable income tax related adjustments, were $1.24 per share as compared to $0.85 per share in the same period last year.
Eric Krasnoff, Chairman and CEO, stated, “Execution of our strategic plan is driving improvements to the top and bottom line. Pall’s Total Fluid Management(sm) value proposition is resonating with customers. The benefits from pricing, productivity improvement and cost reduction initiatives have driven operating profit growth of 35%.”
Income Statement Discussion
At constant exchange rates, sales increased $27.0 million, or 5.3%, in the quarter and $130.2 million, or 9.2%, during the nine months. The impact of foreign currency translation increased the reported sales growth to $49.4 million, or 9.7%, for the quarter, and $184.0 million, or 13.0%, for the nine months. The impact of foreign currency translation increased EPS by $0.01 in the quarter and $0.02 for the nine months.
Referring to the quarter, Mr. Krasnoff added, “Pall’s broad cost reduction initiatives were a major contributor to the gross margin expansion to 49.5%. Continued improvement in the profitability of systems played a key role. We are on track to achieve further gross margin expansion in fiscal 2008 as our cost reduction and facilities rationalization initiatives continue to gain traction. Selling, general and administrative (“S,G&A”) expenses again decreased as a percentage of sales falling to 30%.”

Life Sciences — Third Quarter Summary

			% CHANGE
			IN LOCAL
Sales:	APR. 30, 2007	% CHANGE	CURRENCY
Medical	$121,934	8.2	4.4
BioPharmaceuticals	107,110	14.9	9.2

Total Life Sciences segment	$229,044	11.2	6.6

		% OF SALES

Gross profit	$122,050	53.3%
Operating profit	$50,121	21.9%
BioPharmaceuticals sales growth was driven by strong consumables sales into the fast-growing biotechnology and vaccine industries. Medical sales increased driven by new blood center customers and new products and applications for the blood business; and growth in Hospital and Laboratory product sales, particularly in the Western Hemisphere.
The Life Sciences operating profit increase primarily reflects gross margin improvement attributable to manufacturing efficiencies and price increases.
Industrial — Third Quarter Summary

			% CHANGE
			IN LOCAL
Sales:	APR. 30, 2007	% CHANGE	CURRENCY
General Industrial	$193,231	9.8	4.9
Aerospace and Transportation	62,417	6.7	1.7
Microelectronics	74,655	7.5	5.5

Total Industrial segment	$330,303	8.6	4.4

		% OF SALES
Gross profit	$155,447	47.1%
Operating profit	$54,246	16.4%
General Industrial consumables and systems sales growth in the energy markets was particularly strong. Microelectronics sales continue to benefit from our strategic diversification into the consumer side of the electronics market. Sales in Europe were robust while the Asian market started to slow and the U.S. market was down.
Gross margins improved to 47.1% compared with 44.8% last year driven by sales and manufacturing initiatives, particularly in the systems area. In addition, product mix was favorable to gross margin in the quarter. S,G&A improved by 2% as a percentage of sales to 28.5% reflecting top-line leverage and cost reduction initiatives. Operating profit increased 49% to $54.2 million and operating margin improved to 16.4% from 12.0% last year.
The overall backlog in Industrial was up 26% compared to a year ago. The systems backlog increased 41%, with particularly strong growth in the Municipal Water and Food and Beverage markets.
Outlook
Mr. Krasnoff concluded, “For the full fiscal year, we expect Life Sciences to achieve mid single-digit sales growth with Medical on the low end and BioPharmaceuticals around 10%. Pall Industrial should come in near the top end of the 5-7% growth range provided at the beginning of the fiscal year reflecting a slowdown in the Microelectronics market offset by the vitality of systems sales and the Energy marketplace generally. This adds up to low revenue growth in the fourth quarter over a very strong fourth quarter in fiscal 2006.
Our expectations for the full year are for gross margins for the Company to stabilize as the impact of our cost reduction initiatives grow. S,G&A is expected to be about 30% of sales. Our underlying tax rate is expected to be between 24 and 25% excluding the effects of favorable income tax related adjustments.
At mid-year we shared an expectation that earnings would modestly exceed prior guidance. Now with three quarters in the books, we expect to finish the year with strong earnings.”
Conference Call
Tomorrow, June 1, 2007, at 8:30 am ET, Pall Corporation will host its quarterly earnings conference call. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.
About Pall Corporation:
Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, municipal and industrial water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2006 were $2.0 billion. The Company headquarters is in East Hills, New York with extensive operations throughout the world. For more information visit Pall at http://www.pall.com/.

Forward Looking Statements:
Results for third quarter ended April 30, 2007 are preliminary until the Company’s Form 10-Q is filed with the Securities and Exchange Commission. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, events or developments are forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in product mix and product pricing particularly as we expand our systems business in which we experience significantly longer sales cycles and less predictable revenue with no certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs including energy and raw materials; the Company’s ability to achieve the savings anticipated from cost reduction and margin improvement initiatives including the timing of completion of the facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval and market acceptance of new technologies; changes in business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; successful completion or integration of acquisitions; domestic and international competition in the Company’s global markets; and global and regional economic conditions and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.
Management uses certain non-GAAP measurements to assess Pall’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing Pall’s financial position and results of operations. Pall has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(AMOUNTS IN THOUSANDS)

	APR. 30, 2007	JUL. 31, 2006

Assets:

Cash and cash equivalents	$364,672	$317,657
Accounts receivable	512,673	517,632
Inventories	473,418	408,273
Other current assets	143,639	133,419

Total current assets	1,494,402	1,376,981

Property, plant and equipment, net	584,440	620,979
Other assets	549,854	554,898

Total assets	$2,628,696	$2,552,858

Liabilities and Stockholders’ Equity:

Short-term debt	$71,667	$63,382
Accounts payable, income taxes and other current liabilities	493,659	467,434

Total current liabilities	565,326	530,816

Long-term debt	540,499	640,015
Deferred taxes and other non-current liabilities	214,472	203,331

Total liabilities	1,320,297	1,374,162

Stockholders’ Equity	1,308,399	1,178,696

Total liabilities and stockholders’ equity	$2,628,696	$2,552,858

PALL CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	THIRD QUARTER ENDED				NINE MONTHS ENDED
	APR. 30,		APR. 30,		APR. 30,		APR. 30,
	2007		2006		2007		2006

Net sales	$559,347		$509,981		$1,603,565		$1,419,579
Cost of sales	282,227	(a)	271,388	(b)	846,303	(a)	753,491	(b)

Gross profit	277,120		238,593		757,262		666,088

% of sales	49.5%		46.8%		47.2%		46.9%
Selling, general and administrative expenses	167,677		157,407		493,255		466,250
Research and development	15,656		14,511		45,167		41,975

Earnings before restructuring and other charges/(gains), net (“ROTC”), interest expense, net, and income taxes	93,787		66,675		218,840		157,863
ROTC	8,620	(a)	7,313	(b)	22,060	(a)	10,999	(b)
Interest expense, net	4,260		5,091		14,894		16,472

Earnings before income taxes	80,907		54,271		181,886		130,392
Provision for income taxes	13,833	(a)	29,082	(b)	34,575	(a)	47,657	(b)

Net earnings	$67,074		$25,189		$147,311		$82,735

Earnings per share:
Basic	$0.54		$0.20		$1.20		$0.66
Diluted	$0.54		$0.20		$1.18		$0.66

Average shares outstanding:
Basic	123,399		125,614		123,110		125,243
Diluted	124,781		126,581		124,662		126,121

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30,	APR. 30,	APR. 30,	APR. 30,
	2007	2006	2007	2006
Net earnings as reported	$67,074	$25,189	$147,311	$82,735
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	5,818	5,040	15,964	7,819
Tax adjustments	(6,583)	17,000	(8,100)	17,000

Pro forma earnings	$66,309	$47,229	$155,175	$107,554

Diluted earnings per share as reported	$0.54	$0.20	$1.18	$0.66
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	0.04	0.04	0.13	0.06
Tax adjustments	(0.05)	0.13	(0.07)	0.13

Pro forma diluted earnings per share	$0.53	$0.37	$1.24	$0.85

(a)	Cost of sales includes incremental depreciation and other adjustments of $377 in the quarter and $2,893 (2 cents per share, after pro forma tax effect) in the nine months recorded in conjunction with the Company’s facilities rationalization initiative. The other adjustments include a charge of $566 for the nine months related to a one-time purchase accounting adjustment to record, at market value, inventory acquired from BioSepra. This resulted in a $2,431 increase in acquired inventories in accordance with SFAS No. 141 “Business Combinations” and charges to cost of sales in the periods when the sale of a portion of the underlying inventory occurred.

ROTC in the quarter includes charges of $8,420 (4 cents per share, after pro forma tax effect) primarily comprised of severance and other costs related to the Company’s cost reduction programs, including its facilities rationalization initiative. ROTC in the nine months includes charges of $19,299 (10 cents per share, after pro forma tax effect) primarily comprised of severance costs and an impairment charge on certain long-lived assets partly offset by a gain on the sale of a facility. The charges in the nine months relate to the Company’s cost reduction programs. In addition, the quarter and nine months include $200 and $2,761 (1 cent per share, after pro forma tax effect), respectively, related to an increase in environmental reserves.

Provision for income taxes includes $6,583 (5 cents per share) in the quarter and $8,100 (7 cents per share) in the nine months reflecting a change in estimate of fiscal year 2006 income tax liabilities, including amounts relating to the repatriation of foreign subsidiary earnings as well as the reversal of a deferred tax asset valuation reserve which was recorded in the second quarter.

(b)	Included in cost of sales is a charge of $333 and $839 in the quarter and nine months, respectively, related to a one-time purchase accounting adjustment to record, at market value, inventory acquired from BioSepra as discussed above.

ROTC includes severance and other costs of $7,313 (4 cents per share, after pro forma tax effect) in the quarter and $13,199 (7 cents per share, after pro forma tax effect) in the nine months primarily related to the Company’s business realignment and ongoing cost reduction programs. In addition, the nine months includes gains on the sale of an investment and stock rights totaling $2,200 (1 cent per share, after pro forma tax effect).

Provision for income taxes includes a charge of $17,000 (or 13 cents per share) in the quarter and nine months related to the tax effect of the repatriation of foreign subsidiary earnings.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(AMOUNTS IN THOUSANDS)

	NINE MONTHS ENDED
	APR. 30, 2007	APR. 30, 2006

Net cash provided by operating activities	$213,554	$151,667

Investing activities:

Disposals of long-lived assets	44,609	6,564
Capital expenditures	(54,086)	(72,784)
Other	(3,648)	(12,903)

Net cash used by investing activities	(13,125)	(79,123)

Financing activities:

Dividends paid	(41,521)	(38,611)
Notes payable and long-term borrowings	(109,802)	(18,945)
Purchase of treasury stock	(51,016)	(5,750)
Other	41,406	27,518

Net cash used by financing activities	(160,933)	(35,788)

Cash flow for period	39,496	36,756
Cash and cash equivalents at beginning of year	317,657	164,928
Effect of exchange rate changes on cash	7,519	5,675

Cash and cash equivalents at end of period	$364,672	$207,359

Free cash flow:
Net cash provided by operating activities	$213,554	$151,667
Less capital expenditures	54,086	72,784

Free cash flow	$159,468	$78,883

PALL CORPORATION
SUMMARY STATEMENT OF OPERATING PROFIT BY SEGMENT
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30,	APR. 30,	APR. 30,	APR. 30,
	2007	2006	2007	2006

Life Sciences
Sales	$229,044	$205,937	$633,981	$562,751
Cost of sales (a)	106,994	103,185	310,691	285,020

Gross profit	122,050	102,752	323,290	277,731
% of sales	53.3%	49.9%	51.0%	49.4%

Selling, general and administrative expenses	63,369	54,159	182,897	163,511
Research and development	8,560	7,625	24,048	23,136

Operating profit	$50,121	$40,968	$116,345	$91,084
% of sales	21.9%	19.9%	18.4%	16.2%

Industrial
Sales	$330,303	$304,044	$969,584	$856,828
Cost of sales (a)	174,856	167,870	532,719	467,632

Gross profit	155,447	136,174	436,865	389,196
% of sales	47.1%	44.8%	45.1%	45.4%

Selling, general and administrative expenses	94,105	92,880	279,838	273,022
Research and development	7,096	6,886	21,119	18,839

Operating profit	$54,246	$36,408	$135,908	$97,335
% of sales	16.4%	12.0%	14.0%	11.4%

CONSOLIDATED:
Operating profit	$104,367	$77,376	$252,253	$188,419
General corporate expenses	(10,203)	(10,368)	(30,520)	(29,717)

Earnings before ROTC, interest expense, net and income taxes(a)	94,164	67,008	221,733	158,702
ROTC (a)	(8,997)	(7,646)	(24,953)	(11,838)
Interest expense, net	(4,260)	(5,091)	(14,894)	(16,472)

Earnings before income taxes	$80,907	$54,271	$181,886	$130,392

(a)	Included in ROTC for the purpose of evaluation of segment profitability are other adjustments recorded in cost of sales. For the quarter and nine months ended April 30, 2007, such adjustments include incremental depreciation and other adjustments of $377 and $2,327 recorded in conjunction with the Company’s facilities rationalization initiative. Furthermore, such adjustments include a charge of $566 for the nine months ended April 30, 2007 and $333 and $839 for the quarter and nine months ended April 30, 2006, respectively, related to a one-time purchase accounting adjustment to record, at market value, inventory acquired from BioSepra. This resulted in a $2,431 increase in acquired inventories in accordance with SFAS No. 141 “Business Combinations” and charges to cost of sales in the periods when the sale of a portion of the underlying inventory occurred.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

				% CHANGE
				IN LOCAL
THIRD QUARTER ENDED	APR. 30, 2007	APR. 30, 2006	% CHANGE	CURRENCY

Life Sciences

By Market:
Medical	$121,934	$112,737	8.2	4.4
BioPharmaceuticals	107,110	93,200	14.9	9.2

Total Life Sciences	$229,044	$205,937	11.2	6.6

By Geography:
Western Hemisphere	$97,419	$91,691	6.3	6.3
Europe	102,934	86,096	19.6	9.2
Asia	28,691	28,150	1.9	(0.4)

Total Life Sciences	$229,044	$205,937	11.2	6.6

Industrial

By Market:
General Industrial (a)	$193,231	$176,043	9.8	4.9
Aerospace and Transportation (a)	62,417	58,524	6.7	1.7
Microelectronics	74,655	69,477	7.5	5.5

Total Industrial	$330,303	$304,044	8.6	4.4

By Geography:
Western Hemisphere	$93,811	$94,147	(0.4)	(0.4)
Europe	128,279	114,683	11.9	2.1
Asia	108,213	95,214	13.7	12.0

Total Industrial	$330,303	$304,044	8.6	4.4

(a)	Certain prior year amounts have been reclassified to conform to the current year presentation.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

				% CHANGE
				IN LOCAL
NINE MONTHS ENDED	APR. 30, 2007	APR. 30, 2006	% CHANGE	CURRENCY

Life Sciences

By Market:
Medical	$345,051	$315,194	9.5	6.4
BioPharmaceuticals	288,930	247,557	16.7	11.8

Total Life Sciences	$633,981	$562,751	12.7	8.8

By Geography:
Western Hemisphere	$271,056	$254,107	6.7	6.6
Europe	282,855	231,724	22.1	13.2
Asia	80,070	76,920	4.1	2.8

Total Life Sciences	$633,981	$562,751	12.7	8.8

Industrial

By Market:
General Industrial (a)	$565,279	$501,590	12.7	8.4
Aerospace and Transportation (a)	183,484	170,223	7.8	3.9
Microelectronics	220,821	185,015	19.4	17.2

Total Industrial	$969,584	$856,828	13.2	9.4

By Geography:
Western Hemisphere	$279,726	$264,199	5.9	5.8
Europe	379,399	328,940	15.3	7.0
Asia	310,459	263,689	17.7	16.0

Total Industrial	$969,584	$856,828	13.2	9.4

(a)	Certain prior year amounts have been reclassified to conform to the current year presentation.